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                                 August 29, 1997

Applied Graphics Technologies, Inc.
28 West 23rd Street
New York, NY  10010

Ladies and Gentlemen:


         We have acted as counsel to Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), and to Applied Printing Technologies, L.P. ("Applied Printing"), in connection with the registration of 5,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), consisting of 3,000,000 shares being offered by the Company (the "Company Shares"), 2,000,000 shares being offered by certain selling stockholders, including Applied Printing (the "Selling Stockholders' Shares"), and 750,000 shares of Common Stock (the "Option Shares") being offered by Applied Printing solely to cover the underwriters' over-allotment option, if exercised, pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (No. 333-32121) (the "Registration Statement"), and with the proposed sale of the Shares and, if the over-allotment option is exercised, the Option Shares, to the public through certain underwriters.


         Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that (i) the Company Shares are duly authorized, and upon issuance and delivery in accordance with the underwriting agreement referred to in the Registration Statement, the Company Shares will be validly issued, fully paid and nonassessable, and (ii) the Selling Stockholders' Shares and the Option Shares have been validly issued and are fully paid and nonassessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement.


                                     Very truly yours,


                                     /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE


                                     SHAW, PITTMAN, POTTS & TROWBRIDGE